UNITED STATES BANKRUPTCY COURT

                          SOUTHERN DISTRICT OF NEW YORK


-------------------------------------
In re                                )
                                     )  Chapter 11
ADELPHIA COMMUNICATIONS              )
CORPORATION, et al.,                 )  Case No. 02-41729 (REG)
                                     )
                  Debtors.           )  Jointly Administered
                                     )
                                     )
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        INTERIM ORDER (I) AUTHORIZING DEBTORS (A) TO OBTAIN POST-PETITION
         FINANCING PURSUANT TO 11 U.S.C.ss.ss.105, 361, 362, 364(c)(1),
           364(c)(2), 364(c)(3) AND 364(d)(1) AND (B) TO UTILIZE CASH
         COLLATERAL PURSUANT TO 11 U.S.C.ss.363, (II) GRANTING ADEQUATE
             PROTECTION TO PRE-PETITION SECURED PARTIES PURSUANT TO
         11 U.S.C.ss.ss.361, 362, 363 AND 364 AND (III) SCHEDULING FINAL
              HEARING PURSUANT TO BANKRUPTCY RULES 4001(B) AND (C)


     Upon the motion (the "Motion"), dated June 25, 2002, of Adelphia Communications Corporation (the "Adelphia") and its affiliated debtors, each as debtor and debtor-in-possession (collectively, the "Debtors"), in the above-captioned cases (the "Cases") pursuant to sections 105, 361, 362, 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of title 11 of the
United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), seeking, among other things:

     (1) authorization for the Debtors identified on Schedule 1 (the "Borrowers") to obtain post-petition financing (the "Financing"), and certain other Debtors (the "Guarantors") to guaranty the Borrowers' obligations in connection with the Financing on the specific terms and


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conditions set forth in the Documents (as defined below), up to the aggregate principal amount of $1,500,000,000 (the actual available principal amount at any time being subject to those conditions set forth in the Documents), from JPMorgan Chase Bank ("JPMC"), acting as Administrative Agent, Citicorp USA, Inc. ("Citicorp") acting as Syndication Agent, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as Joint Bookrunners and Co-Lead Arrangers, and Citicorp USA, Inc., acting as Collateral Agent (such institutions in such capacities, the "Agents"), for themselves and a syndicate of financial institutions (together with the Agents and including the fronting banks for the letters of credit, the "DIP Lenders");

     (2) the granting of adequate protection to the lenders (the "Pre-Petition Secured Lenders") under or in connection with those certain (i) credit agreements listed on Schedule 2 hereof (as heretofore amended, supplemented or otherwise modified, the "Pre-Petition Credit Agreements"), among the Debtors and lenders listed therein, the letter of credit issuing bank(s) named therein (as applicable), and the administrative and collateral agents (as applicable) for the Pre-Petition Secured Lenders (the "Pre-Petition Agents"), and (ii) pledge and security agreements executed in connection with the Pre-Petition Credit Agreements (as heretofore amended, supplemented or otherwise modified, the "Security Agreements" and, collectively with the Pre-Petition Credit Agreements, and the mortgages, guarantees and all other documentation executed in connection therewith, the "Existing Agreements"), whose liens and security interests are being primed by the Financing;

     (3) authorization for the Debtors to use cash collateral (as such term is defined in the Bankruptcy Code) in which the Pre-Petition Secured Lenders have an interest, and the granting of adequate protection to the Pre-Petition Secured Lenders with respect to, inter alia, such use of


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their cash collateral and all use and any resulting diminution in the value of the Pre-Petition Collateral (as defined below);

      (4) pursuant to Bankruptcy Rule 4001, that an interim hearing (the "Interim Hearing") on the Motion be held before this Court to consider entry of the proposed interim order annexed to the Motion (the "Interim Order") (a) authorizing the Borrowers, on an interim basis, to forthwith borrow or obtain letters of credit from the DIP Lenders under the Documents up to an aggregate principal and/or face amount of $500,000,000, (b) authorizing the Debtors' use of cash collateral, and (c) granting the adequate protection described herein; and

      (5) that this Court schedule a final hearing (the "Final Hearing") to be held within 45 days of the entry of the Interim Order to consider entry of a final order authorizing the balance of the borrowings and letter of credit issuances under the Documents on a final basis, as set forth in the Motion and the Documents filed with this Court.

      Due and appropriate notice of the Motion, the relief requested therein and the Interim Hearing having been served by the Debtors on (i) the Office of the United States Trustee for the Southern District of New York, (ii) counsel to the Pre-Petition Agents, (iii) counsel to the DIP Lenders, (iv) counsel to the Informal Committee (as defined in the Motion), (v) the indenture trustees under the Notes (as defined in the Motion), (v) to the extent practicable and to the best of the Debtors' knowledge, the holders of secured claims, liens, encumbrances and interests with respect to property of the Debtors, (vii) the Debtors' fifty largest creditors on a consolidated basis, (viii) the District Director of the Internal Revenue in the Southern District of New York, (ix) the United States Department of Justice, (x) the Securities and Exchange Commission,
(xi)


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the Federal Communications Commission, (xii) counsel to AT&T Broadband LLC
("AT&T") and (xiii) ABIZ (as defined below) (collectively, the "Initial Notice Parties").

     The Interim Hearing having been held by this Court on June 28, 2002.

     Upon the record of the Interim Hearing and after due deliberation and consideration and sufficient cause appearing therefor;

      IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

     1. Jurisdiction. This Court has core jurisdiction over the Cases, this Motion, and the parties and property affected hereby pursuant to 28 U.S.C.ss.ss.157(b) and 1334.

     2. Notice. Under the circumstances, the notice given by the Debtors of the Motion and the Interim Hearing constitutes due and sufficient notice thereof and complies with Rule 4001(c).

     3. Debtors' Stipulations. Without prejudice to the rights of any other party (but subject to the limitations thereon contained in paragraph 15 below), the Debtors admit, stipulate and agree that:

     (a) as of the date of the filing of the Debtors' chapter 11 petitions (the "Petition Date"), the Debtors were, under the Existing Agreements to which they are party, indebted and liable to the Pre-Petition Secured Lenders in the approximate aggregate principal amounts set forth on Schedule 2 hereof in respect of loans made and letters of credit issued, in each case, by the Pre-Petition Secured Lenders pursuant to, and in accordance with the terms of, the Existing Agreements, plus interest thereon and fees, expenses and other obligations incurred in connection therewith as provided in the Existing Agreements (collectively, the "Pre-Petition Debt");


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     (b) the liens and security interests granted to the Pre-Petition Agents pursuant to the Security Agreements and pursuant to all mortgages, deeds of trust and other security documents executed by any of the Debtors in favor of the Pre-Petition Agents (for their benefit and for the benefit of the Pre-Petition Secured Lenders) in connection with the Existing Agreements, are
(i) valid, perfected, enforceable and, except for certain limited exceptions, first-priority liens and security interests in the personal and real property described in the Existing Agreements (the "Pre-Petition Collateral"), and (ii) subject and subordinate only to (W) the liens and security interests granted to the Agents (for its benefit and for the benefit of the DIP Lenders) pursuant to this Order and the Documents (the "DIP Liens"), (X) the Carve Out (as defined below) to which the DIP Liens are subject, (Y) the Intercompany Liens (as defined below) and (Z) any valid, perfected and unavoidable liens that are senior to the liens of the Pre-Petition Agents on the Pre-Petition Collateral; and

     (c) the aggregate value of the Pre-Petition Collateral held by the Pre-Petition Secured Lenders to each Borrower Group party to the Existing Agreements (as defined in the DIP Credit Agreement) substantially exceeds the aggregate amount of the Pre-Petition Debt owed by such Borrower Group to such Pre-Petition Secured Lenders.

     4. Findings Regarding the Financing.

     (a) Good cause has been shown for the entry of this Interim Order.

     (b) The Debtors have an immediate need to obtain the Financing and use Cash Collateral (as defined below) in order to permit, among other things, the orderly continuation of the operation of their businesses, to maintain business relationships with vendors, suppliers and customers, to make payroll, to make capital expenditures, to procure letters of credit and to


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satisfy other working capital needs. The ability of the Debtors to obtain sufficient working capital and liquidity through the use of cash collateral, incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the preservation and maintenance of the going concern values of the Debtors and to a successful reorganization of the Debtors.

     (c) The Debtors are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, and a credit facility in the amount and on the terms provided by the Financing is unavailable to the Debtors without the Debtors granting to the Agents and the DIP Lenders, subject to the Carve Out, the DIP Liens and the Superpriority Claims (as defined below).

     (d) The terms of the Financing and the use of Cash Collateral are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration.

     (e) The Financing has been negotiated in good faith and at arm's-length between the Debtors, the Agents and the DIP Lenders, and all of the Debtors' obligations and indebtedness arising under, in respect of or in connection with the Financing and the Documents, including without limitation, (i) all loans made to, all guarantees issued by and all letters of credit issued for the account of, the Debtors pursuant to the Credit and Guaranty Agreement substantially in the form filed with the Court at or prior to the Interim Hearing (the "DIP Credit Agreement"), and (ii) any "Obligations" (as defined in the DIP Credit Agreement), including credit extended in respect of overdrafts and other depository, treasury, and cash management services and other clearing services (all of the foregoing in clauses (i) and (ii) collectively, the "DIP Obligations"),


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shall be deemed to have been extended by the DIP Lenders and their affiliates in good faith, as that term is used in section 364(e) of the Bankruptcy Code.

     (f) The Debtors have requested entry of this Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Order, the Debtors' estates will be immediately and irreparably harmed. Consummation of the Financing and the use of Cash Collateral in accordance with this Order and the Documents is therefore in the best interest of the Debtors' estates.

     5. Authorization of the Financing and the Documents.

     (a) Subject to the Borrowing Limits for each Borrower Group contemplated by the DIP Credit Agreement, the Borrowers are hereby authorized to borrow and obtain letters of credit pursuant to the DIP Credit Agreement, and, to the extent contemplated by the DIP Credit Agreement, the Guarantors are hereby authorized to guaranty such borrowings and the obligations with respect to such letters of credit, up to an aggregate principal and/or face amount of $500,000,000 (plus interest, fees and other expenses provided for in the Documents), in accordance with the terms of this Order and the Documents, which shall be used for all purposes permitted under the Documents, including, without limitation, to provide working capital for the Borrowers and the Guarantors and to pay interest, fees and expenses in accordance with this Order and the Documents.(1) In addition to such amounts and obligations, the Debtors are authorized to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers


----------

      1 As provided for in the Documents and below, certain Debtors shall be jointly and severally liable for all DIP Obligations, and other Debtors shall be jointly and severally liable for certain DIP Obligations and severally liable for certain other DIP Obligations.


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


provided to or for the benefit of the Debtors by any of the DIP Lenders or any of their affiliates; provided, however, that nothing herein shall require any of the DIP Lenders or any other party to incur overdrafts or to provide any such services or functions to the Debtors.

     (b) In furtherance of the foregoing, each Debtor is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay all fees, that may be reasonably required or necessary for the Debtors' performance of the Financing, including, without limitation:

     (i) the execution, delivery and performance of the Loan Documents (as defined in the DIP Credit Agreement) and any exhibits attached thereto, including, without limitation, the DIP Credit Agreement, the Security and Pledge Agreement (as defined in the DIP Credit Agreement) substantially in the form filed with the Court at or prior to the Interim Hearing, and the mortgages contemplated thereby (collectively, and together with the letter agreement referred to in clause (iv) below, the "Documents"),

     (ii) the execution, delivery and performance of one or more amendments to the DIP Credit Agreement for, among other things, the purpose of adding additional financial institutions as DIP Lenders and reallocating the commitments for the Financing among the DIP Lenders, in each case in such form as the Debtors, the Agents, the DIP Lenders and, to the extent provided in the respective amendments to the limited partnership agreements of Century-TCI California Communications, L.P., Western NY Cablevision, L.P., and Parnassos Communications, L.P., AT&T may agree (it being understood that no further approval of the Court shall be required for amendments to the DIP Credit Agreement that do not shorten the maturity of the extensions of


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credit thereunder, alter the several nature of the DIP Obligations under the DIP
Credit Agreement as contemplated by paragraph 6(b) of this Order, or increase the aggregate commitments, the rate of interest or the letter of credit fees payable thereunder),

     (iii) the non-refundable payment to the Agents or the DIP Lenders, as the case may be, of the fees referred to in the DIP Credit Agreement (and in the separate letter agreement dated June 19, 2002 referred to in the DIP Credit Agreement between certain of the Borrowers and the Agents) and such Letter of Credit Fees, Commitment Fee (each as defined in the Documents) and reasonable costs and expenses as may be due from time to time, including, without limitation, fees and expenses of the professionals retained as provided for in the Documents, and

     (iv) the performance of all other acts required under or in connection with the Documents.

     (c) Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors, enforceable against each Debtor party thereto in accordance with the terms of the Documents. No obligation, payment, transfer or grant of security under the Documents or this Order shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law, or subject to any defense, reduction, setoff or counterclaim.

     6. Superpriority Claims.

     (a) Pursuant to section 364(c)(1) of the Bankruptcy Code, the DIP Obligations for which each Debtor is liable under the Documents shall constitute obligations of such Debtor with priority over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims


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under sections 105, 326, 328, 330, 331, 506(c), 507(a) or 726 of the Bankruptcy
Code (the "Superpriority Claims"), subject only to the payment of the Carve Out.

     (b) For the avoidance of doubt, the DIP Obligations of each Joint and Several Loan Party in any Joint and Several Borrower Group (each as defined in the DIP Credit Agreement) shall be joint and several within such Joint and Several Borrower Group as well as all other Joint and Several Borrower Groups and all Several Borrower Groups. The DIP Obligations of each Several Loan Party in any Several Borrower Group (each as defined in the DIP Credit Agreement) shall be joint and several within such Several Borrower Group and several as to any other Borrower Group.

     (c) For purposes hereof, the "Carve Out" means (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code and (ii) an amount not exceeding $15,000,000 in the aggregate with respect to all Loan Parties, which amount may be used after the occurrence and during the continuance of an Event of Default (as defined in the DIP Credit Agreement), to pay fees or expenses incurred by Loan Parties and any statutory committees appointed in the Cases (each, a "Committee") in respect of (X) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court to the Loan Parties' or any Committee's professionals and (Y) the reimbursement of expenses allowed by the Bankruptcy Court incurred by Committee members in the performance of their duties (but excluding fees and expenses of third-party professionals employed by such members), and of which amount up to $750,000 may be applied towards the reasonable fees and disbursements of a Chapter 7 trustee in any liquidation of a Loan Party pursuant to Chapter 7 of the Bankruptcy Court, pursuant to


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


Section 726 of the Bankruptcy Code; provided, however, that the dollar limitation in this clause 6(b)(ii) on fees and disbursements shall not be reduced by the amount of any compensation or reimbursement of expenses paid prior to the occurrence of an Event of Default in respect of which the Carve Out is invoked or any fees, expenses, indemnities or other amounts paid to the Agents, any Fronting Bank or any DIP Lender and their respective attorneys and agents under any Loan Documents or otherwise; and provided, further, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses
(X) and (Y) above, and provided, further, that cash in the Letter of Credit Account (as defined in the DIP Credit Agreement) shall not be subject to the Carve Out.

     7. DIP Liens. With respect to every Debtor, as security for such Debtor's DIP Obligations as provided for under the Documents, effective and perfected upon the date of this Order and without the necessity of the execution by such Debtor of mortgages, security agreements, pledge agreements, financing statements or other similar documents, the following security interests and liens are hereby granted by such Debtor to the Agents for their own benefit and the benefit of the DIP Lenders (all property identified in clauses (a), (b) and (c) below being collectively referred to as the "Collateral"), subject (i) to any exclusions expressly provided for in the Documents and (ii) only in the event of the occurrence and during the continuance of an Event of Default, to the payment of the Carve Out:

     (a) First Lien on Unencumbered Cash Balances and Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, the Agents are hereby granted (for their own benefit and the benefit of the DIP Lenders) a perfected first priority senior security interest in and


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lien upon all pre- and post-petition property of such Debtor, whether existing on the Petition Date or thereafter acquired, that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens or are not subject to liens perfected subsequent to the Petition Date the priority and perfection of which relates back to a date prior to the Petition Date as permitted by section 546(b) of the Bankruptcy Code and, to the extent applicable, section 362(b)(18) of the Bankruptcy Code (collectively, "Unencumbered Property"), including without limitation, all cash and cash collateral of such Debtor (whether maintained with the Agents or otherwise) and any investment of funds (including, without limitation, Intercompany Claims (as defined below)), inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries (but only to the extent of 2/3 of the capital stock with respect to foreign subsidiaries), and the proceeds of all the foregoing; provided, however, that (a) in the case of each Holding Company Guarantor (as defined in the DIP Credit Agreement), the DIP Obligations of such Holding Company Guarantor shall be secured solely by all cash, cash collateral and investments of funds (including, without limitation, Intercompany Claims) and by any equity interests in direct subsidiaries owned by each such Holding Company Guarantor, and (b) no such lien shall be deemed granted pursuant to this decretal paragraph on (i) any franchise or other similar agreement or license if the granting of such lien would result in the Debtors' forfeiture of rights under such agreement or license, in which case the lien shall in any event extend to the proceeds of such agreement or license, or (ii) any Equity Interest or Investment Property (each as defined in the DIP Credit Agreement) as and


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to the extent that the holder of such Equity Interest or Investment Property is prohibited or otherwise restricted in the granting of a security interest with respect to such Equity Interest or Investment Property, as applicable, whether by the organizational documents relating to the entity to which such Equity Interest or Investment Property relates, securityholders' agreement or otherwise (to the extent any such restriction is enforceable), in which case the lien shall in any event extend to the proceeds of such Equity Interest or Investment Property including, without limitation, dividends or other distributions. Unencumbered Property shall exclude the Debtors' claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code (collectively, "Avoidance Actions"), but shall include any proceeds or property recovered, unencumbered or otherwise the subject of successful Avoidance Actions ("Avoidance Proceeds").

     (b) Liens Priming Pre-Petition Secured Lenders' Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, the Agents (for their own benefit and the benefit of the DIP Lenders) are hereby granted a perfected first priority senior priming security interest in and lien upon all pre- and post-petition property of such Debtor (including, without limitation, cash collateral, inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries, and the proceeds of all the foregoing), whether now existing or hereafter acquired, that is subject to the existing liens presently securing the Pre-Petition Debt (including in respect of issued but undrawn letters of credit) of such Debtor. Such security interests and liens shall be senior in all respects to the interests in such


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property of the Pre-Petition Secured Lenders of such Debtor arising from current and future liens of the Pre-Petition Secured Lenders of such Debtor (including, without limitation, adequate protection liens granted hereunder), but shall not be senior to any valid, perfected and unavoidable interests of other parties arising out of liens, if any, on such property existing immediately prior to the Petition Date, or to any valid, perfected and unavoidable interests in such property arising out of liens to which the liens of such Pre-Petition Secured Lenders become subject subsequent to the Petition Date the priority and perfection of which relates back to a date prior to the Petition Date as permitted by section 546(b) of the Bankruptcy Code and, to the extent applicable, section 362(b)(18) of the Bankruptcy Code; provided, however, that in the case of each Holding Company Guarantor (as defined in the DIP Credit Agreement) the DIP Obligations thereof shall be secured solely by all cash, cash collateral and investment of funds (including, without limitation, Intercompany Claims) and by any equity interests in direct subsidiaries owned by each such Holding Company Guarantor.

     (c) Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, the Agents (for their own benefit and the benefit of the DIP Lenders) are hereby granted perfected security interests in and liens upon all pre- and post-petition property of such Debtor (other than the property described in clauses (a) or (b) of this paragraph 7, as to which the liens and security interests in favor of the Agents will be as described in such clauses), whether now existing or hereafter acquired, that is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition Date or to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date the priority and perfection of which relates back to a date prior to the Petition Date as permitted by


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


section 546(b) of the Bankruptcy Code and, to the extent applicable, section 362(b)(18) of the Bankruptcy Code, which security interests and liens are junior to such valid, perfected and unavoidable liens; provided, however, that in the case of each Holding Company Guarantor (as defined in the DIP Credit Agreement) the DIP Obligations thereof shall be secured by all cash, cash collateral and investment of funds (including, without limitation, Intercompany Claims) and by any equity interests in direct subsidiaries owned by each such Holding Company Guarantor.

     (d) Liens Senior to Certain Other Liens. The DIP Liens, the Intercompany Liens (as defined below) and, subject to further order of the Court, the Adequate Protection Liens (as defined below) shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (ii) any liens arising after the Petition Date (other than any valid, perfected and unavoidable liens that are expressly permitted under the DIP Credit Agreement to exist and be senior to the liens securing the Financing (the "DIP Permitted Liens")) including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors.

     8. Protection of DIP Lenders' Rights.

     (a) So long as there are any borrowings or letters of credit outstanding, or the DIP Lenders have any Commitment (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, the Pre-Petition Agents and Pre-Petition Secured Lenders shall take no action to foreclose upon the liens granted thereto pursuant to the Existing Agreements or this Order, or otherwise exercise remedies against any Collateral of the Debtors or their subsidiaries, except to the extent authorized by an order of this Court.


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


     (b) The automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified (i) to permit the Agents and the DIP Lenders to exercise, upon the occurrence of an Event of Default, all rights and remedies under the Documents other than those rights and remedies against the Collateral and (ii) to the extent necessary to permit the Agents and the DIP Lenders to exercise, upon the occurrence and during the continuance of an Event of Default and the giving of notice to the extent provided for in the DIP Credit Agreement, all rights and remedies against the Collateral provided for in the Documents (including, without limitation, the right to setoff monies of any Debtor in accounts maintained with the Agents or any DIP Lender against such Debtor's DIP Obligations); provided, that, notwithstanding anything to the contrary contained herein or in the Documents, no less than five days prior written notice shall first be provided to counsel to the Debtors, counsel to any official committee appointed in these cases, counsel to AT&T and the United States Trustee prior to the exercise of any such setoff rights by the Agents or any DIP Lender. In any hearing regarding any exercise of rights or remedies, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, an Event of Default has occurred and is continuing, and the Debtors and the Pre-Petition Secured Lenders hereby waive their right to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent such relief would in any way impair or restrict the rights and remedies of the Agents or the DIP lenders set forth in this Order or the Documents. In no event shall the Agents, the DIP Lenders, the Pre-Petition Agents or the Pre-Petition Secured Lenders be subject to the equitable doctrine of "marshaling" or any similar doctrine with respect to the Collateral.


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


     9. The Cash Collateral. To the extent any funds were on deposit with the Pre-Petition Secured Lenders as of the Petition Date, such funds may be subject to rights of setoff. By virtue of any such setoff rights or security interests therein, such funds may be subject to a lien in favor of such Pre-Petition Secured Lenders pursuant to sections 506(a) and 553 of the Bankruptcy Code. The Pre-Petition Secured Lenders are obligated, to the extent provided in the Existing Agreements, to share the benefit of such liens with the other Pre-Petition Secured Lenders party to such Existing Agreements based upon their respective pro rata shares of the obligations under such Existing Agreements. Some or all proceeds of the Pre-Petition Collateral (including funds on deposit at the Pre-Petition Secured Lenders or at any other institution as of the Petition Date) may constitute cash collateral of the Pre-Petition Secured Lenders within the meaning of section 363(a) of the Bankruptcy Code. All funds subject to such setoff rights and all such proceeds of Pre-Petition Collateral are referred to herein as "Cash Collateral."

     10. Use of Cash Collateral. The Debtors are hereby authorized to use all Cash Collateral of the Pre-Petition Secured Lenders, and Pre-Petition Secured Lenders are directed promptly to turn over to the Debtors all Cash Collateral received or held by them, provided that the Pre-Petition Secured Lenders are granted adequate protection as hereinafter set forth. The Debtors' right to use Cash Collateral shall terminate automatically on the Termination Date (as defined in the DIP Credit Agreement). In addition, if the Borrowers voluntarily terminate the Commitment prior to the Maturity Date (as each such term is defined in the DIP Credit Agreement) and all the DIP Obligations have been indefeasibly paid and satisfied in full, unless otherwise ordered by the Court, the Debtors shall, for the benefit of the Pre-Petition Secured Lenders, continue to comply with the requirements of Articles 5 and 6 of the DIP Credit

Agreement and, upon any failure by the Debtors to observe any such requirement or upon the occurrence of any event that would have constituted an Event of Default under the DIP Credit Agreement prior to the termination of the Commitment, the Pre-Petition Agents on behalf of the Pre-Petition Secured Lenders shall have the immediate right to terminate the Debtors' right to use Cash Collateral of the Pre-Petition Secured Lenders.

     11. Adequate Protection. The Pre-Petition Secured Lenders are entitled, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for and equal in amount to the aggregate diminution in value of the Pre-Petition Secured Lenders' interests in the Pre-Petition Collateral, including, without limitation, any such diminution resulting from
(i) the sale, lease or use by the Debtors (or other decline in value) of Cash Collateral and any other Pre-Petition Collateral, (ii) the priming of the respective Pre-Petition Agents' security interests and liens in the Pre-Petition Collateral by the Agents and the DIP Lenders pursuant to the Documents and this Order, and (iii) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code. As adequate protection, the Pre-Petition Agents and the Pre-Petition Secured Lenders are hereby granted the following (collectively, the "Adequate Protection Obligations") as to each individual Loan Party, with each Loan Party being severally and exclusively liable for its own Adequate Protection Liens (as defined below) and other Adequate Protection Obligations:

     (a) Adequate Protection Liens. The Pre-Petition Agent for the Pre-Petition Secured Lenders to each Borrower Group (for its own benefit and the benefit of such Pre-Petition Secured Lenders) is hereby granted (effective and perfected upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or other agreements) a security interest in and lien upon all the Collateral of the Loan Parties in such Borrower Group other than Avoidance Proceeds, subject and subordinate only to (i) the security interests and liens granted to the Agents for the benefit of the DIP Lenders in this Order and pursuant to the Documents and any liens on the Collateral to which such liens so granted to the Agents are junior, (ii) the Intercompany Liens, (iii) the Carve Out, and (iv) DIP Permitted Liens (the "Adequate Protection Liens");

     (b) Section 507(b) Claim. The Pre-Petition Agent for the Pre-Petition Secured Lenders to each Borrower Group and such Pre-Petition Secured Lenders are hereby granted, subject to the payment of the Carve Out, a Superpriority Claim as provided for in section 507(b) of the Bankruptcy Code as to each Loan Party on a joint and several basis in such Borrower Group, immediately junior to (i) the claims under section 364(c)(1) of the Bankruptcy Code held by the Agents and the DIP Lenders and (ii) the Intercompany Claims (as defined below);

     (c) Interest, Fees and Expenses. The Pre-Petition Agents shall receive from the Debtors (i) immediate cash payment of all accrued and unpaid interest on the Pre-Petition Debt and letter of credit fees at the non-default contract rates provided for in the Existing Agreements, and all other accrued and unpaid fees and disbursements owing to the Pre-Petition Agents under the Existing Agreements and incurred prior to the Petition Date, (ii) current monthly cash payments, without the necessity of filing fee applications, of all fees and expenses payable to the Pre-Petition Agents under the Existing Agreements, including, but not limited to, the reasonable fees and disbursements of counsel, financial and other consultants for the Pre-Petition Agents and (iii) on the first business day of each month, all accrued but unpaid interest on the Pre-Petition Debt at the appropriate base rate plus the margin applicable as of the day immediately prior to the Petition Date, and letter of credit and other fees, all at the non-default contract rates provided for under the Existing Agreements (with the right to receive default contract rate interest deemed expressly waived hereby to the extent interest is currently paid as provided above); provided, that, as additional adequate protection consideration for the agreement of the Pre-Petition Secured Lenders under the Frontier Credit Agreement (as defined in the Motion) to consent to the priming of their liens and the use of their Cash Collateral, the payment required by clause (iii) of this paragraph shall be determined by applying the appropriate base rate plus applicable margin plus 40 basis points.

     (d) Monitoring of Collateral. The Pre-Petition Secured Agents, as a group, shall be permitted to jointly retain expert consultants and financial advisors at the expense of the Debtors in the relevant Borrower Groups, which consultants and advisors shall be given reasonable access for purposes of monitoring the business of the Debtors and the value of the Collateral;

     (e) Payment from Proceeds of Collateral. Any Net Proceeds (as defined in the DIP Credit Agreement) received by a Loan Party in any Borrower Group shall be applied as set forth in the DIP Credit Agreement; and

     (f) Limitation on Charging Expenses Against Collateral. Except to the extent of the Carve Out, no expenses of administration of the Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the Agents and/or the Pre-Petition Agents, as the case may be, and no such consent shall be implied from any other action, inaction, or acquiescence by the Agents, the DIP Lenders, the Pre-Petition Agents or the Pre-Petition Secured Lenders.

     (g) Cash Management Protocol and Other Adequate Protection Provisions. As additional adequate protection of the interest of the Pre-Petition Secured Lenders in the Pre-Petition Collateral and the protection of the ownership interests of AT&T in certain of the Debtors, including any receivables collections that may be concentrated for use generally in the Debtors' consolidated cash management system, subject to the rights and remedies of the Agents and the DIP Lenders, as contemplated by the Financing and by this Order,
(i) the protocol and provisions outlined in Schedule 3 hereto shall govern the treatment of Post-Petition Intercompany Advances and Intercompany Claims (each as defined in paragraph 17 below) among Borrower Groups, and (ii) the additional adequate protection and other provisions specified in Schedule 3 (collectively, the "Cash Management Protocol") shall be implemented and followed by the Debtors.

     12. Reservation of Rights of Pre-Petition Secured Lenders. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, including section 506(b) thereof, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Secured Lenders in each Borrower Group. However, the Pre-Petition Agent and the Pre-Petition Secured Lenders in any Borrower Group may request further or different adequate protection, and the Debtors or any other party may contest any such request. Moreover, nothing contained in this Order (including, without limitation, the authorization of the use of Cash Collateral) shall impair or modify the right of any Pre-Petition Secured Lender or DIP Lender that is a party to a swap agreement, securities contract, commodity contract, forward contract or repurchase agreement with a Debtor to assert rights of setoff or other rights with respect thereto as permitted by law (or the right of the Debtors to contest such assertions).

     13. Perfection of DIP Liens and Adequate Protection Liens. The Agents, the DIP Lenders, the Borrower Groups entitled to the benefit of Intercompany Liens, the Pre-Petition Agents and the Pre-Petition Secured Lenders are hereby authorized, but not required, to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the liens and security interests granted to them hereunder. Whether or not the Agents on behalf of the DIP Lenders, the Borrower Groups entitled to the benefit of Intercompany Liens, or the Pre-Petition Agents on behalf of the Pre-Petition Secured Lenders shall, in their sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of the liens and security interests granted to them hereunder, such liens and security interests shall be deemed valid and perfected at the time and on the date of entry of this Order. The Pre-Petition Agents and Pre-Petition Secured Lenders shall not file any such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of the security interests and liens granted thereto hereunder, unless the Agents on behalf of the DIP Lenders shall theretofore have done so and shall further consent to the Pre-Petition Agents and Pre-Petition Secured Lenders doing so. Upon the request of the Agents, each of the Pre-Petition Agents and Pre-Petition Secured Lenders, without any further consent of any party, is authorized to take, execute and deliver such instruments (in each case without representation or warranty of any kind) to enable the Agents to further validate, perfect, preserve and enforce DIP Liens.

     14. Preservation of Rights Granted Under the Order.

     (a) Except as to the DIP Permitted Liens, no claim or lien having a priority superior to or pari passu with those granted by this Order to the Agents and the DIP Lenders or as an Intercompany Lien or, subject to further order of the Court, to the Pre-Petition Agents and the Pre-Petition Secured Lenders, respectively, shall be granted or allowed with respect to any Loan Party while any portion of the Financing (or any refinancing thereof) or the Commitments thereunder or the DIP Obligations, the Intercompany Claims (as defined below) or the Adequate Protection Obligations remain outstanding, and the DIP Liens the Intercompany Liens and, subject to further order of the Court, the Adequate Protection Liens with respect to such Loan Party shall not be (i) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors' estates under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari passu with any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise.

     (b) Unless all DIP Obligations shall have been paid in full (and, with respect to outstanding letters of credit issued pursuant to the DIP Credit Agreement, cash collateralized in accordance with the provisions of the DIP Credit Agreement) and the Intercompany Claims and the Adequate Protection Obligations shall have been paid in full, the Debtors shall not seek, and it shall constitute an Event of Default and a termination of the right to use Cash Collateral if any of the Debtors seek, or if there is entered, an order dismissing any of the Cases. If an order dismissing any of the Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy
Code) that (i) the Superpriority Claims, priming liens, security interests and replacement security interests granted to the Agents and the Pre-Petition Agents and on account of Intercompany Claims pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all DIP Obligations, Intercompany Claims and Adequate Protection Obligations shall have been paid and satisfied in full (and that such Superpriority Claims, priming liens and replacement security interests, shall, notwithstanding such dismissal, remain binding on all parties in interest) and
(ii) this Court shall retain jurisdiction notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (i) above.

     (c) If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (i) the validity of any DIP Obligations, Intercompany Claims or Adequate Protection Obligations incurred prior to the actual receipt of written notice by the Agents, Advancing Loan Parties (as defined below) or Pre-Petition Agents, as applicable, of the effective date of such reversal, stay, modification or vacation or (ii) the validity or enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Credit Agreement with respect to any DIP Obligations, Intercompany Claims or Adequate Protection Obligations. Notwithstanding any such reversal, stay, modification or vacation, any use of Cash Collateral, DIP Obligations, Intercompany Claims or Adequate Protection Obligations incurred by a Debtor to the Agents, the DIP Lenders, an Advancing Loan Party, the Pre-Petition Agents or the Pre-Petition Secured Lenders prior to the actual receipt of written notice by the Agents, and Advancing Loan Party and Pre-Petition Agents of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Agents, DIP Lenders, Advancing

Loan Parties, Pre-Petition Agents and Pre-Petition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in this Order and/or pursuant to the Documents with respect to all uses of Cash Collateral, DIP Obligations, Intercompany Claims and Adequate Protection Obligations.

     (d) The obligations of the Debtors to the Agents and the DIP Lenders under this Order and the Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors have waived such discharge.

     15. Effect of Stipulations on Third Parties; Bar Date to Commence Action. The stipulations and admissions contained in this Order, including, without limitation, in paragraph 3 of this Order, shall be binding upon the Debtors in all circumstances and shall be binding upon all other parties in interest, including, without limitation, any Committee, other than (a) a party in interest (including the Debtors, except with respect to the stipulations and admissions contained in paragraph 3 of this Order) who has timely filed an adversary proceeding or contested matter (subject to the limitations contained herein, including, inter alia, in paragraph 16) by no later than the date that is 90 days after the formation of the Official Committee of Unsecured Creditors in the Cases (or such later date as has been agreed to, in writing, by a Pre-Petition Agent in its sole discretion (with respect to the Existing Agreements under which it acts as Pre-Petition Agent) or ordered by this Court after notice and a hearing for cause shown), (i) challenging the validity, enforceability, priority or extent of the Pre-Petition Debt or the Pre-Petition Agent's or the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral or (ii) otherwise asserting any claims or causes of action against the Pre-Petition Agents or the Pre-Petition Secured Lenders, and (b) who obtains a final order in favor of the plaintiff sustaining any such challenge or claim in any such timely filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is timely filed, (x) the Pre-Petition Debt and all related obligations of the Debtors (the "Pre-Petition Obligations") shall constitute allowed claims, not subject to counterclaim, setoff, subordination, recharacterization, defense or avoidance, for all purposes in the Cases and any subsequent chapter 7 cases, (y) the Pre-Petition Agent's and the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding and perfected, not subject to recharacterization, subordination or avoidance and (z) the Pre-Petition Obligations, the Pre-Petition Agent's and the Pre-Petition Secured Lenders' liens on the Pre-Petition Collateral and the Pre-Petition Agents and the Pre-Petition Secured Lenders shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors' estates, including, without limitation, any successor thereto (including, without limitation, any chapter 7 or 11 trustee appointed or elected for any of the Debtors), and any claims, causes of action, defenses and setoffs, whether arising under the Bankruptcy Code or otherwise, against the Pre-Petition Agents and the Pre-Petition Secured Lenders, and their respective affiliates, agents, officers, directors and employees, arising out of or relating to the Existing Agreements shall be deemed waived and released. If any such adversary proceeding or contested matter is timely filed, the stipulations and admissions contained in paragraph 3 and the other relief described in the preceding sentence shall be effective except and solely with respect to the party challenging such stipulations, terms, admissions and relief, to the extent that such findings, admissions and relief were expressly challenged in such adversary proceeding or contested matter; provided, that, any official committee appointed in these cases shall have the right to request that it be granted standing by the Court under applicable law to challenge such stipulations, terms, admissions and relief and to bring claims belonging to the Debtors and their estates.

     16. Limitation on Use of Financing Proceeds and Collateral. Notwithstanding anything herein to the contrary, no borrowings, letters of credit, Cash Collateral, Collateral or the Carve Out may be used to (a) object, contest or raise any defense to, the validity, perfection, priority, extent or enforceability of any amount due under the Documents or the Existing Agreements, or the liens or claims granted under this Order, the Documents or the Existing Agreements; provided, however, that such limitation shall not apply to the costs of investigation whether any such objection, contest or defense may be brought or asserted, (b) assert any claims, counterclaims, defenses or causes of action against the Agents, the DIP Lenders, the Pre-Petition Agents or the Pre-Petition Secured Lenders or their respective affiliates, (c) prevent, hinder or otherwise delay the Agent's or the Pre-Petition Agent's assertion, enforcement or realization on the Cash Collateral or the Collateral in accordance with the Documents, the Existing Agreements or this Order or (d) seek to modify any of the rights granted to the Agents, the DIP Lenders, the Pre-Petition Agents or the Pre-Petition Secured Lenders hereunder or under the Documents or the Existing Agreements, in each of the foregoing cases without such parties' prior written consent.

     17. Junior Superpriority and Secured Status for Post-Petition Intercompany Claims. Without limiting the liability of each of the Loan Parties for the DIP Obligations or the rights and remedies of the Agents and the DIP Lenders as provided for herein and in the Documents, the Debtors shall comply with the terms and conditions of the Cash Management Protocol. Pursuant to the Cash Management Order, the Debtors are permitted to make certain intercompany advances after the Petition Date (the "Post-Petition Intercompany Advances"). Such Post-Petition Intercompany Advances shall not exceed the amount thereof permitted under the DIP Credit Agreement. To the extent a Loan Party has any obligation to repay a Post-Petition Intercompany Advance (the "Benefiting Loan Party" in respect thereof), the Loan Party that made such advance (the "Advancing Loan Party" in respect thereof) shall have a superpriority administrative claim against the Benefiting Loan Party (an "Intercompany Claim") under section 364(c)(1) of the Bankruptcy Code of the type described in paragraph 6(a) of this Order in respect of its rights to repayment of such advance plus any interest earned thereon, secured by a lien of the type described in paragraph 7 of this Order on all the assets of the Benefiting Loan Party (an "Intercompany Lien") that secure the DIP Obligations, in each case subject and subordinate only to the DIP Obligations, the liens securing the DIP Obligations and indefeasible payment in full of the DIP Obligations, the Carve-Out, and valid and unavoidable Permitted Liens (as defined in the DIP Credit Agreement), and senior to all Adequate Protection Obligations; provided that, except as set forth in the next sentence of this paragraph, until the DIP Obligations (including, without limitation, in respect of any letters of credit) are indefeasibly paid and extinguished in full (i) the Advancing Loan Party shall forbear from exercising, and shall not be entitled to exercise, any right or remedy relating to any Intercompany Lien or Intercompany Claim including, without limitation, seeking relief from the automatic stay, or seeking any sale, foreclosure, realization upon or repossession or liquidation of any property of another Debtor, or taking any position with respect to any disposition of the property, the business operations, or the reorganization of another Debtor that could reasonably be expected to interfere with or adversely affect the ability of the Agents or the DIP Lenders to exercise any right or remedy or obtain satisfaction in full of the DIP Obligations of such Debtor; and (ii) the Agents shall have the exclusive right to manage, perform and enforce all such rights and remedies described in the preceding clause (i), and under the Documents and the Advancing Loan Party shall immediately, upon the request of the Agents, release and terminate its Intercompany Lien, to the extent that the property subject to such Intercompany Lien is sold or otherwise disposed of by the Agents or the other Debtors, in the case of each of clauses (i) or (ii) above or the Documents, and provided further, that with respect to the effect of Intercompany Liens on any sale of property by the Debtors, (i) the Debtors may sell property, in accordance with Section 363 of the Bankruptcy Code, free and clear of any Intercompany Lien with such lien attaching to the proceeds of sale in the same priority as existed in respect of the property sold (without prejudice to any rights of the Pre-Petition Secured Lenders or any other party in interest to object to any such sale on any other grounds), subject to the applicable rights and remedies of the Agents and the DIP Lenders, (ii) the provisions of Section 363(k) of the Bankruptcy Code shall not apply and (iii) in no event shall the Agents be subject to the doctrine of "marshaling" or similar equitable doctrine. Notwithstanding the first proviso of the preceding sentence, in the event any Debtors fails to timely repay any Intercompany Claim in accordance with the Cash Management Protocol, (x) if the event of default arising therefrom is waived by the DIP Lenders, any party in interest in the Case of the Advancing Loan Party shall be entitled to seek relief from the Court to compel compliance with the Cash Management Protocol, and (y) the Advancing Loan Party shall not be compelled to make further advances to the Benefiting Loan Party for so long as the Benefiting Loan Party remains in default with respect to its repayment obligation.

     18. ABIZ. Nothing in this Order or under the Documents shall be construed to prevent Adelphia from entering into any Subordination and Intercreditor Arrangements with respect to the debtor-in-possession loan extended by Adelphia to Adelphia Business Solutions, Inc. ("ABIZ") and its direct and indirect subsidiaries as may be necessary or desirable to permit ABIZ and its direct and indirect subsidiaries to obtain additional debtor-in-possession financing.

     19. Order Governs. In the event of any inconsistency between the provisions of this Order and the Documents, the provisions of this Order shall govern.

     20. Binding Effect; Successors and Assigns. The Documents and the provisions of this Order shall be binding upon all parties in interest in these Cases, including, without limitation, the Agents, the DIP Lenders, the Pre-Petition Agents, the Pre-Petition Secured Lenders and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and shall inure to the benefit of the Agents, the DIP Lenders, the Advancing Loan Parties, the Pre-Petition Agents, the Pre-Petition Secured Lenders and the Debtors and their respective successors and assigns.

     21. Final Hearing. The Final Hearing is scheduled for August 9, 2002 at 9:45 a.m. before this Court.

     The Debtors shall , within five business days of entry hereof, mail copies of this Order to (i) the Initial Notice Parties, (ii) the attorneys generals in the states in which the Debtors operate; ;(iii) to the extent practicable, the Debtors' landlords, (iv)to any other party that has filed a request for notices with this Court, (v)to any Committee after the same has been appointed, or Committee counsel, if the same shall have been appointed, and (vi) to the extent practicable and to the best of the Debtors' knowledge, any additional holders of other secured claims, liens, encumbrances or interests with respect to property of the Debtors identified after the Interim Hearing. Any party in interest objecting to the relief sought at the Final Hearing (including, without limitation, as to matters reserved by the Court for the Final Hearing at the hearing on this Interim Order) shall serve and file written objections; which objections shall be served upon (a) Marc Abrams, Esq. and Paul Shalhoub, Esq., Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, attorneys for the Debtors; (b) Donald S. Bernstein, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY, 10017, attorneys for the Agents, (c)(i) Kenneth Noble, Esq., Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019, (ii) Luc Despins, Esq., Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, (iii) Dennis
F. Dunne, Esq., Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, (iv) Robin E. Phelan, Esq., Haynes & Boone LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, (v) Michael Luskin, Esq., Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, NY 10017 and (vi) Peter V. Pantaleo, Esq., Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, attorneys for the Pre-Petition Agents, (d) Bruce R. Zirinsky, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038, attorneys for an ad hoc committee of common shareholders, and (e) Carolyn Schwartz, Esq., United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, NY 10004, and shall be filed in accordance with the General Order of the United States Bankruptcy Court for the Southern District of New York M-242, which order can be found at www.nysb.uscourts.gov, and filed with the Clerk of the United States Bankruptcy Court, Southern District of New York (with a copy delivered directly to Chambers), including in each case to allow actual receipt by the foregoing no later than 5:00 p.m. August 2, 2002.

Dated:  June __, 2002
        New York, New York


                                    ------------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE

                                   Schedule 1
                                   ----------

                                List of Borrowers

Borrowers:
----------

UCA LLC
Century Cable Holdings, LLC
Century-TCI California, L.P.
Olympus Cable Holdings, LLC
Parnassos, L.P.
FrontierVision Operating Partners, L.P.
ACC Investment Holdings, Inc.

                                   Schedule 2
                                   ----------

                     List of Pre-Petition Credit Agreements

                       Pre-Petition Credit Agreements:(1)
                       ------------------------------

     1. CREDIT AGREEMENT dated as of September 28, 2001, among OLYMPUS CABLE HOLDINGS, LLC, ADELPHIA COMPANY OF WESTERN CONNECTICUT, HIGHLAND VIDEO ASSOCIATES, L.P., COUDERSPORT TELEVISION CABLE COMPANY, and ADELPHIA HOLDINGS 2001, LLC, as the Borrowers, FIRST UNION SECURITIES, INC. and THE BANK OF NOVA SCOTIA, as the Joint Lead Arrangers and Joint Book Runners, BANK OF MONTREAL, as the Administrative Agent, FIRST UNION NATIONAL BANK and THE BANK OF NOVA SCOTIA, as the Syndication Agents, FLEET NATIONAL BANK and THE BANK OF NEW YORK, as the Documentation Agents and the Managing Agents defined therein, and LENDERS NAMED THEREIN, as the Lenders, as in effect on the Petition Date.

     Approximate Amount: $1,300,000,000

     2. CREDIT AGREEMENT dated as of April 14, 2000, among CENTURY CABLE HOLDINGS, LLC, FT. MYERS CABLEVISION, LLC, and HIGHLAND PRESTIGE GEORGIA, INC., as the Restricted Borrowers, BANC OF AMERICA SECURITIES LLC and CHASE SECURITIES INC., as Joint Lead Arrangers and Joint Book Managers, BANK OF AMERICA, N.A. and THE CHASE MANHATTAN BANK, as Co-Administrative Agents, TORONTO DOMINION (TEXAS), INC., as the Syndication Agent, CIBC WORLD MARKETS CORP., as the Documentation Agent, BARCLAYS BANK PLC, as the Arranging Agent and the Managing Agents defined therein, and THE LENDERS NAMED THEREIN, as the Lenders, as in effect on the Petition Date.

     Approximate Amount: $2,500,000,000

     3. CREDIT AGREEMENT dated as of December 3, 1999, among CENTURY-TCI CALIFORNIA, L.P., as the Borrower, CERTAIN LENDERS, SOCIETE GENERALE and DEUTSCHE BANK SECURITIES INC., as the Co-Syndication Agents, SALOMON SMITH BARNEY INC., as the Lead Arranger and Sole Book Manager, MELLON BANK, N.A., as the Documentation Agent and CITIBANK, N.A., as the Administrative Agent, as in effect on the Petition Date.

     Approximate Amount: $1,000,000,000


----------

1 The Pre-Petition Credit Agreements do not include any credit arrangements that Pre-Petition Secured Lenders may have that are not subsumed in the agreements listed on this schedule.

     4. CREDIT AGREEMENT dated as of May 6, 1999, among HILTON HEAD COMMUNICATIONS, L.P., UCA LLC, NATIONAL CABLE ACQUISITION ASSOCIATES, L.P., SVHH CABLE ACQUISITION, L.P., TELE-MEDIA COMPANY OF HOPEWELL-PRICE GEORGE, and CERTAIN OTHER PERSONS, as the Borrowers, VARIOUS FINANCIAL INSTITUTIONS, as the Lenders, FIRST UNION NATIONAL BANK, as the Administrative Agent, BANK OF MONTREAL, as the Documentation Agent, and PNC BANK, NATIONAL ASSOCIATION, as the Syndication Agent, as supplemented, as in effect on the Petition Date.

     Approximate Amount: $831,375,000

     5. CREDIT AGREEMENT, dated as of December 30, 1998, among PARNASSOS, L.P., as the Borrower, VARIOUS FINANCIAL INSTITUTIONS, as the Lenders, THE BANK OF NOVA SCOTIA, as the Administrative Agent, NATIONSBANK, N.A., as the Documentation Agent, and TD SECURITIES (USA) INC., as the Syndication Agent, as in effect on the Petition Date.

     Approximate Amount: $623,000,000

     6. SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 19, 1997, among FRONTIERVISION OPERATING PARTNERS, L.P., as the Borrower, THE CHASE MANHATTAN BANK, as the Administrative Agent, and J.P. MORGAN SECURITIES INC., as the Syndication Agent, and CIBC INC., as the Documentation Agent, as in effect on the Petition Date.

     Approximate Amount: $617,000,000

                                   Schedule 3
                                   ----------

                            Cash Management Protocol

                           CASH MANAGEMENT PROTOCOL(1)
                           ------------------------

     Without prejudice to the rights of the Agents and the DIP Lenders with respect to the Financing as approved under the Interim Order, the Debtors shall at all times comply with the following Cash Management Protocol for the benefit of all parties in interest in the Cases:

     1. At no time will (i) the sum of (a) post-petition intercompany borrowings by a Borrower Group plus (b) extensions of credit directly to that Borrower Group under the DIP Credit Agreement (including letters of credit) exceed the borrowing limits (the "Borrowing Limits") established in the DIP Credit Agreement for any individual Borrower Group and (ii) the aggregate intercompany borrowings plus DIP Credit Agreement outstandings (including letters of credit) for all Borrower Groups exceed the aggregate available Commitments from time to time under the DIP Credit Agreement, which shall not exceed $500,000,000 pending the Final Hearing.

     2. Pending the Covenant Addendum Date, all credit extensions under the DIP Credit Agreement will be incurred (a) equally and ratably on a several basis to (or, in the case of letters of credit, for the account of) each Borrower Group (i.e., initially 1/7th of each credit extension will be for the several account of each Borrower Group; if an individual Borrowing Limit is reached, credit extensions thereafter will be made on the same equal and ratable basis to the remaining Borrower Groups), (b) on a non-ratable basis to a Borrower Group for the purpose of permitting such Borrower Group to satisfy its repayment obligations under paragraph 3 hereof or (c) on a non-ratable basis to a Borrower Group, if the Debtors' Chief Restructuring Officer (the "CRO") or Chief Financial Officer (the "CFO") certifies to the Agents and the Pre-Petition


----------

     1 All defined terms herein shall have the meaning assigned to them in the DIP Financing Order to which this protocol is attached as Schedule 3 (the "Interim Order").

Agents and such other parties as the Debtors shall agree in writing: (x) that the amount of such credit extension will be used solely to fund the operations of such Borrower Group and (y) after giving effect to such nonratable credit extension, such Borrower Group will be in compliance with the provisions of this
Schedule 3.

     3. Intercompany obligations for the purposes herein shall be calculated in accordance with the attached matrix. Intercompany obligations incurred by any Debtor to any other Debtor shall bear interest from time to time on a monthly basis at the rate equal to the blended rate of interest for such period for outstandings under the DIP Credit Agreement. Interest on any day for which there shall be no outstandings under the DIP Credit Agreement shall accrue at the Base Rate plus applicable margin under the DIP Credit Agreement. All intercompany obligations among the Debtors (including, without limitation, for advances that were funded by DIP Credit Agreement loans or for intercompany advances made by another Borrower Group), will be calculated in the manner set forth in the attached matrix and mature on the last business day of each month and will be repaid on or before the fifteenth (15th) day of the following month. Repayment proceeds will be applied by a Borrower Group obligee as follows: first, to its outstandings under the DIP Credit Agreement and second, to its Intercompany outstandings on a pro rata basis until paid in full. Any remaining repayment proceeds shall be maintained in an account owned by and for the sole use of the Borrower Group obligee and shall not be commingled with funds of other entities or advanced to other Borrower Groups except to repay Intercompany obligations. Intercompany obligations shall have such junior superpriority and secured status as set forth in the orders authorizing the Financing.

     4. On or before the fifteenth (15th) day of each month, the CRO or CFO shall provide a statement to the Agents, the Pre-Petition Agents and such other parties as the Debtors shall agree in writing certifying as to each Borrower Group: (a) the net intercompany receivables or payables of such Borrower Group, (b) the aggregate amount outstanding under the DIP Credit Agreement (including letters of credit) for such Borrower Group, (c) an allocation of other income and costs, including case management fees and operating costs not otherwise specifically allocable to each Borrower Group (including any DIP Credit Agreement financing costs not otherwise separately allocable) based on a methodology reasonably acceptable to FTI/Policano & Manzo and, with respect to the "Parnassos" and "Century-TCI" Borrower Groups (the "AT&T Borrower Groups"), AT&T and is otherwise fair and reasonable with respect to each Debtor, (d) an accounting in form and substance reasonably satisfactory to each of the Pre-Petition Agents and, with respect to the AT&T Borrower Groups, AT&T demonstrating compliance with the repayment requirements of paragraph 3 in accordance with the attached matrix and (e) such other information as any of the Pre-Petition Agents and, with respect to the AT&T Borrower Groups, AT&T may reasonably request in order to confirm compliance with this Schedule 3. Such allocation shall not be binding on any party in interest and is subject to challenge and correction at any time.

     5. All cash expenditures by the Debtors shall be deemed to have been funded first from cash on hand as of the Petition Date in the Adelphia consolidated cash management account prior to the utilization of the DIP Credit Agreement or intercompany borrowings. All Borrower Group cash held on the Petition Date or swept and concentrated post-petition in the Adelphia concentration account shall be deemed jointly owned by the Borrower Groups based upon their relative contributions to such account until further order of the Court; provided that Adelphia shall be permitted to utilize such funds for purposes of covering expenses and other obligations of any Borrower Group subject to the terms of this Schedule 3 and the orders authorizing the Financing.

     6. The Debtors shall provide each of FTI/Policano & Manzo and, with respect to the AT&T Borrower Groups, AT&T such information as it may reasonably request from time to time to ensure compliance with the foregoing provisions.

     7. The Borrowers shall notify the Pre-Petition Agent for their respective Pre-Petition Credit Agreement and, with respect to the AT&T Borrower Groups, AT&T of any material adverse action taken or threatened by any franchisor or of any material diminution in the number of subscribers corresponding to a Borrower Group.

     8. The Debtors shall (a) not later than 20 days after entry of the Interim Order, employ a consultant reasonably acceptable to AT&T (the "Consultant") for purposes of assisting the Debtors with the implementation of the Cash Management Separation (as defined in the DIP Credit Agreement), (b) not later than 65 days after entry of the Interim Order, deliver to AT&T a report (the "Report") prepared by the Consultant or the Debtors with the assistance of the Consultant setting forth, among other things, a plan and timetable for implementing the Cash Management Separation with respect to the AT&T Borrower Groups, (c) not later than 270 days after entry of the Interim Order (or such later date ordered by the Court if the Court determines within 180 days after entry of the Interim Order that the Cash Management Separation cannot be completed with respect to the AT&T Borrower Groups within 270 days after entry of the Interim Order notwithstanding the Debtors' reasonable best efforts to complete such separation), effectuate and complete the Cash Management Separation with respect to the AT&T Borrower Groups, and (d) following delivery of the Report, deliver reasonably detailed monthly progress reports to AT&T with respect to the progress made with respect to the implementation of the

Cash Management Separation with respect to the AT&T Borrower Groups. The Debtors shall promptly provide the Agents and the Pre-Petition Agents with copies of all reports delivered to AT&T pursuant to this paragraph 8.


                                       6